Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Transnational Automotive Group, Inc., a Nevada corporation (the “Company”), on Form 10-QSB/A for the quarter ended August 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Ralph J. Thompson, Chief Executive Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Company.

By:	/s/ Ralph J. Thompson
Name:	Ralph J. Thompson
Title:	Chief Executive Officer

Date:	October 22, 2007

[A signed original of this written statement required by Section 906 has been provided to Transnational Automotive Group, Inc., and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]